		Exhibit (m)(2)
APPENDIX A
SHAREHOLDER SERVICES AND DISTRIBUTION PLAN
AMENDED AND RESTATED FEBRUARY 5, 2020

		Aggregate
Name of Fund	Name of Class	Service Fee1
		(%)

ClearBridge Variable Aggressive Growth Portfolio	Class I	None

	Class II	0.25

ClearBridge Variable Appreciation Portfolio	Class I	None
	Class II	0.25

ClearBridge Variable Dividend Strategy Portfolio	Class I	None

	Class II	0.25

ClearBridge Variable Large Cap Growth Portfolio	Class I	None
	Class II	0.25

ClearBridge Variable Large Cap Value Portfolio	Class I	None

	Class II	0.25

ClearBridge Variable Mid Cap Portfolio	Class I	None
	Class II	0.25

ClearBridge Variable Small Cap Growth Portfolio	Class I	None
	Class II	0.25

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	Class I	None

	Class II	0.25

QS Variable Conservative Growth	Class I	None
	Class II	0.25

QS Variable Growth	Class I	None

	Class II	0.25

1Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class.

		Aggregate
Name of Fund	Name of Class	Service Fee1
		(%)

QS Variable Moderate Growth	Class I	None
	Class II	0.25

Legg Mason/QS Conservative Model Portfolio	Class I	None

	Class II	0.25

Legg Mason/QS Moderately Conservative Model Portfolio	Class I	None

	Class II	0.25

Legg Mason/QS Moderate Portfolio	Class I	None
	Class II	0.25

Legg Mason/QS Moderately Aggressive Model Portfolio	Class I	None

	Class II	0.25

Legg Mason/QS Aggressive Model Portfolio	Class I	None
	Class II	0.25

2